UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2016

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1807 Ross Avenue, 4th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On May 4, 2016, InfraREIT, Inc. (the “Company”) announced that its shareholder Hunt Consolidated, Inc. (“Hunt”) filed an amendment to Hunt’s Schedule 13D (the “May 13D Amendment”) with the Securities and Exchange Commission disclosing, among other things, the following:

•	The termination on May 1, 2016 of a merger agreement related to the potential acquisition of Oncor Electric Delivery Company LLC (“Oncor”) by an entity in which Hunt owns an interest;

•	Hunt expects to continue to pursue an acquisition of Oncor, including efforts to reorganize Oncor as a real estate investment trust; and

•	Depending on various factors, including the extent to which Hunt is able to make progress in pursuing an acquisition of Oncor, Hunt may elect to continue discussions regarding a potential business combination between Oncor (following its acquisition by Hunt or a group of investors that include Hunt) and the Company.

Hunt had previously disclosed its intent to commence business combination-related discussions with the Company in Hunt’s Schedule 13D amendment dated June 8, 2015. The Company has not received a proposal regarding any potential combination.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01.	Other Events

As described above, on May 4, 2016, the Company announced that Hunt had filed the May 13D Amendment disclosing Hunt’s intention to continue to pursue an acquisition of Oncor and that Hunt may elect to continue discussions regarding a potential business combination between Oncor (following its acquisition by Hunt or a group of investors that include Hunt) and the Company. Any business combination with Oncor would require the approval of the Conflicts Committee of the Company’s board of directors. There can be no assurance that an agreement regarding a business combination transaction on terms acceptable to the parties will ever be reached.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. These statements state the current expectations or intentions of the Company regarding future events, which by their nature, involve known and unknown risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated above include, among others, the following: (a) a determination by Hunt or potential equity investors not to engage in or continue discussions or to make any proposal with respect to a transaction with the Company, (b) a definitive agreement regarding an acquisition of Oncor with a third party other than Hunt, (c) events or developments that would prevent or restrict acquisition of Oncor within a certain timeframe, or at all, including the risk that required regulatory approvals would not be obtained, or obtained on terms that Hunt or its potential investors deem unacceptable, and (d) events or developments that would prevent or restrict the Company from successfully negotiating the nature of or terms applicable to a possible transaction involving Oncor and the Company.

Any forward-looking statement made by the Company in this report is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

(d)	Exhibits.

99.1	—	Press release, dated May 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfraREIT, Inc.

Date: May 4, 2016	By:	/s/ Benjamin D. Nelson
Benjamin D. Nelson
Senior Vice President and General Counsel

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release, dated May 4, 2016

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